SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 9, 2006

                        RIDGEWOOD ELECTRIC POWER TRUST II
               (Exact name of registrant as specified in charter)

             Delaware               0-21304              22-3206429
          (State or other         (Commission           (IRS Employer
          jurisdiction of         File Number)       Identification No.)
           organization)

                  1314 King Street, Wilmington, Delaware 19801
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (302) 888-7444

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Effective Monday January 9, 2006, Sunnyside Cogeneration Partners, L.P., which is owned by the Registrant, ceased operations at its 5.5-megawatt cogeneration project located in Salinas, Monterey County, California (the "Monterey Project").

The Monterey Project received notice in early December 2005 from Pacific Gas & Electric Company ("PG&E"), with whom it has a power purchaser agreement, to increase its operations from 13 hours, 5 days a week to 24 hours, 7 days a week. However, PG&E had been operating or "dispatching" the Monterey Project on a 5 by 13 basis for over 15 years. As a result, the Monterey Project procured sufficient natural gas to operate profitably on such 5 by 13 basis. Given the extremely high cost of natural gas and the low contractual energy price received from PG&E, the Monterey Project can not possibly operate profitably on a 7 by 24 basis. Despite communications with PG&E regarding this matter, PG&E has refused to permit the Monterey Project to operate on a 5 by 13 basis. Therefore, rather than operate 7 by 24 and incur substantial losses, the Monterey Project has elected to cease operations until this contractual dispute with PG&E can be resolved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        RIDGEWOOD ELECTRIC POWER TRUST II


Date:  January 11, 2006           By /s/ Douglas R. Wilson
                                         Douglas R. Wilson,
                                         Chief Financial Officer